UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2013

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of MVB Financial Corp. (“MVB”) expanded the number of directors to seventeen and elected Jimmy D. Staton as a director, subject to the approval of the shareholders of MVB at the next annual meeting of MVB shareholders, which will occur in 2014, to serve for a term to be defined at the 2014 annual meeting of MVB shareholders. Staton, 52, will serve as a Member on the Human Resources & Compensation Committee of MVB and also as a Member of the Board of Directors of its subsidiary, MVB Bank, Inc. (the “Bank”).

Staton serves as Executive Vice President and Group CEO for NiSource Gas Transmission & Storage. He is based at NiSource’s corporate headquarters in Merrillville, Indiana. In this role, he oversees all commercial, regulatory, operations, and project development and is responsible for execution of the business growth strategies. Staton is a member of NiSource’s executive management council, joining NiSource in March of 2008 after serving in a variety of senior executive positions in the energy industry, including at Dominion Resources, Inc., Consolidated Natural Gas Company and CNG Transmission Corporation.

On January 23, 2013, prior to being elected as a director of MVB, Staton purchased from MVB 41,670 shares of MVB at a price of $24.00 per share for a total of $1,000,080.00. Also, prior to being elected as a director of MVB and unrelated to the Bank and MVB in any fashion other than as an investor and consumer borrower, Staton and his spouse, Karen K. Staton, established a revolving line of credit with the Bank for $1,000,008.00 at an annual interest rate of 3.25% secured by 58,167 shares of MVB stock with a value of $1,396,008.00. Since the date of the revolving line of credit, $13,356.27 in interest has been paid and the current balance as of June 20, 2013 is $1,000,008.00, which is also the largest aggregate of principal outstanding during the year to date, as no payments on the principal outstanding have been made, but rather, only interest payments to-date, as required by the revolving line of credit. The revolving line of credit is secured with certain shares of MVB stock, was made in the ordinary course of business by the Bank, is a type of revolving line of credit that is generally made available by the Bank to the public, and was made by the Bank on market terms, which were no more favorable than those offered by the Bank to the general public for such extensions of credit. In addition, the maintenance of this revolving line of credit, made by the Bank as an insured depository institution (as defined in section 3 of the Federal Deposit Insurance Act (12 U.S.C. 1813)), is subject to the insider lending restrictions of section 22(h) of the Federal Reserve Act (12 U.S.C. 375b).

In addition, on June 18, 2013, MVB named Patrick R. Esposito II as MVB’s Vice President, Corporate Development, Chief Risk Officer, and General Counsel, and, further, its subsidiary, the Bank, named Patrick R. Esposito II as the Bank’s Vice President, Corporate Development, Project Management, Vendor Management, Chief Risk Officer and General Counsel.

Esposito, 39, has served as Vice President, Corporate Development and General Counsel of MVB Bank, Inc. since March 11, 2013. Esposito has over a decade of experience in legal affairs, compliance management, contract management, vendor management, risk management, project management, corporate governance, corporate strategy and development, mergers and acquisitions, and acquired company integration based upon executive management and legal roles in heavily regulated industries and earlier experiences in government and private legal practice. Esposito is licensed to practice law in the District of Columbia, Pennsylvania and West Virginia.

Prior to joining MVB and the Bank, Esposito, from October 2011 to March 2013, served as a Director, Business Development at Intergraph Corporation, which acquired Augusta Systems, Inc., a company for which Esposito worked in executive management and legal capacities, including roles as General Counsel, Chief Operating Officer, President, and Chief Executive Officer, from December 2001 to September 2011, and, most recently, as President and Chief Executive Officer until the acquisition of Augusta Systems, Inc. by Intergraph Corporation, in August 2011, and subsequent merger of Augusta Systems, Inc. into Intergraph Corporation at the end of September 2011. In addition, Esposito served as a member of the board of directors of Resilient Technologies, LLC from its organization in February 2005 until its acquisition by Polaris Industries, Inc. in April 2012. Intergraph Corporation, Augusta Systems, Inc., Polaris Industries, Inc. and Resilient Technologies, LLC are not and have not been affiliates of MVB or the Bank.

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Esposito does not have a written employment agreement with MVB or the Bank. Esposito’s salary is $190,000 per year. This base salary is subject to future adjustment. Esposito is eligible to participate in bonus compensation plans, based upon the following factors including: net income of MVB; total core deposits of the Bank; non-performing loans of the Bank and Bank subsidiaries; certain loan volumes of the Bank and Bank subsidiaries; and, mergers and acquisitions transaction processes related to MVB, the Bank and MVB subsidiaries and affiliates. Esposito also receives fringe benefits, leave time, and reasonable expense reimbursements under the standard employee handbook policies. Esposito is also subject to other standard employee handbook policies. In addition, on March 11, 2013, MVB and Esposito signed a stock option agreement based upon the MVB Financial Corp. 2003 Incentive Stock Plan for the grant of 5,000 MVB shares at a price of $24.00 per share, which will vest over a five year period in equal annual amounts, beginning March 11, 2014. Further, on March 31, 2013, Esposito, through an individual retirement account, purchased 8,000 shares of MVB at a price of $24.00 per share for a total of $192,000.00. Currently, Esposito and his spouse, Michelle Louise Varga Esposito, have two mortgage loans with the Bank related to a primary residence. These loans were made in the ordinary course of business prior to Esposito’s employment with the Bank, were made on substantially the same terms (including interest rates, collateral, and repayment terms on loans as comparable transactions with non-affiliated person, and did not involve more than the normal risk of collectability or present other unfavorable features.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Eric L. Tichenor
Eric L. Tichenor Senior Vice President/ CFO

Date: June 21, 2013

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